UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2026
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Grindr Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-39714
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Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176 750 N. San Vicente Blvd., Suite RE 1400, West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
As previously disclosed, in April 2025, Grindr Inc. and Grindr LLC, its indirect and wholly-owned operating subsidiary (collectively, “Grindr”), were served with proceedings in the High Court of England and Wales, which proceedings were originally issued in April 2024, brought on behalf of UK Grindr users from a period up to early 2020 alleging violations of UK privacy laws.
On September 2, 2026, Grindr resolved the above-described UK group action related to historical data practices before 2020, when Grindr was owned and controlled by the Chinese conglomerate Kunlun. The settlement includes no findings or admission of liability. While Grindr disputes the allegations, it recognizes and acknowledges the distress and loss of trust expressed by some of its UK users regarding that pre-2020 period.
Six years ago Grindr was sold to new owners and appointed new management. Two years later it became a publicly listed company on the New York Stock Exchange.
Since 2020 Grindr has overhauled its privacy program with a keen focus on the unique needs of its community. Grindr is and remains a safe space for users, committed to transparency, user control, and responsible data practices. As part of the settlement, Grindr agreed to pay £13.0 million to the counterparties by December 31, 2026, and £13.0 million by March 31, 2027 (the equivalent of approximately $17.6 million, respectively, using the exchange rate as of September 3, 2026).

Forward Looking Statements
This Current Report on Form 8-K contains statements that may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. The forward-looking statements herein include statements regarding, among other things, the payment of the settlement amount for the benefit of claimants, including the timing thereof. These statements are based upon information available to us as of the date they are made and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements. For a further discussion of factors that could cause our future results, performance, circumstances or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Quarterly Reports on Form 10-Q we file thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026

GRINDR INC.

By:

/s/ John North
John North
Chief Financial Officer